FINANCIAL STATEMENTS



                                      SECURITIES AND EXCHANGE COMMISSION

                                               WASHINGTON, D.C.

                                                   FORM U-1





                                                CINERGY CORP.

                                                 CONSOLIDATED



                                           AS OF DECEMBER 31, 1996



                                                 (Unaudited)



                                              Pages 1 through 6

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

                                  CINERGY CORP
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                   Actual           Adjustments           Pro Forma
                                                                                      (in thousands, except per share amounts)
OPERATING REVENUES
Electric ...............................................................        $ 2,768,706         $      --           $ 2,768,706
Gas ....................................................................            474,034                --               474,034
                                                                                -----------         -----------         -----------
                                                                                  3,242,740                --             3,242,740

OPERATING EXPENSES
Fuel used in electric production .......................................            713,250                --               713,250
Gas purchased ..........................................................            249,116                --               249,116
Purchased and exchanged power ..........................................            158,838                --               158,838
Other operation ........................................................            598,434                --               598,434
Maintenance ............................................................            193,908                --               193,908
Depreciation ...........................................................            282,763                --               282,763
Amortization of phase-in deferrals .....................................             13,598                --                13,598
Post-in-service deferred operating
expenses - net .........................................................             (1,509)               --                (1,509)
Income taxes ...........................................................            218,269                --               218,269
Taxes other than income taxes ..........................................            257,815                --               257,815
                                                                                -----------         -----------         -----------
                                                                                  2,684,482                --             2,684,482

OPERATING INCOME .......................................................            558,258                --               558,258

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction ...........................................................              1,225                --                 1,225
Post-in-service carrying costs .........................................              1,223                --                 1,223
Phase-in deferred return ...............................................              8,372                --                 8,372
Equity in earnings of
unconsolidated subsidiary ..............................................             25,430                --                25,430
Income taxes ...........................................................             19,536               2,893              22,429
Other - net ............................................................            (40,464)               --               (40,464)
                                                                                -----------         -----------         -----------
                                                                                     15,322               2,893              18,215

INCOME BEFORE INTEREST AND OTHER CHARGES ...............................            573,580               2,893             576,473

INTEREST AND OTHER CHARGES
Interest on long-term debt .............................................            190,617              32,267             222,884
Other interest .........................................................             31,169             (24,000)              7,169
Allowance for borrowed funds used
during construction ....................................................             (6,183)               --                (6,183)
Preferred dividend requirements of
subsidiaries ...........................................................             23,180                --                23,180
                                                                                -----------         -----------         -----------
                                                                                    238,783               8,267             247,050

NET INCOME .............................................................        $   334,797         $    (5,374)        $   329,423

COSTS OF REACQUISITION OF PREFERRED
STOCK OF SUBSIDIARY ....................................................            (18,391)               --               (18,391)
                                                                                -----------         -----------         -----------

NET INCOME APPLICABLE TO COMMON STOCK ..................................        $   316,406         $    (5,374)        $   311,032

AVERAGE COMMON SHARES OUTSTANDING ......................................            157,678             157,678

EARNINGS PER COMMON SHARE
Net Income .............................................................        $      2.12         $     (0.03)        $      2.09

Costs of reacquisition of preferred stock of subsidiary ................              (0.12)               --                 (0.12)
                                                                                -----------         -----------         -----------

Net Income Applicable to Common Stock ..................................        $      2.00         $     (0.03)        $      1.97

DIVIDENDS DECLARED PER COMMON SHARE ....................................        $      1.74
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
                                  CINERGY CORP
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                    Pro Forma
                                                                               Actual              Adjustments             Pro Forma
                                                                                             (dollars in thousands)
UTILITY PLANT - ORIGINAL COST
In service
Electric ........................................................           $ 8,809,786            $      --              $8,809,786
Gas .............................................................               713,829                   --                 713,829
Common ..........................................................               185,255                   --                 185,255
                                                                            -----------            -----------            ----------

                                                                              9,708,870                   --               9,708,870
Accumulated depreciation ........................................             3,591,858                   --               3,591,858
                                                                            -----------            -----------            ----------
                                                                              6,117,012                   --               6,117,012

Construction work in progress ...................................               172,614                   --                 172,614
                                                                            -----------            -----------            ----------
Total utility plant .............................................             6,289,626                   --               6,289,626

CURRENT ASSETS
Cash and temporary cash investments .............................                19,327                 (8,000)               11,327
Restricted deposits .............................................                 1,721                   --                   1,721
Accounts receivable less accumulated
provision for doubtful accounts of $10,618 ......................               199,361                   --                 199,361
Materials, supplies and fuel
- at average cost
Fuel for use in electric production .............................                71,730                   --                  71,730
Gas stored for current use ......................................                32,951                   --                  32,951
Other materials and supplies ....................................                80,292                   --                  80,292
Property taxes applicable to subsequent year ....................               123,580                   --                 123,580
Prepayments and other ...........................................                37,049                   --                  37,049
                                                                            -----------            -----------            ----------
                                                                                566,011                 (8,000)              558,011

OTHER ASSETS
Regulatory Assets
Amounts due from customers - income taxes .......................               377,194                   --                 377,194
Post-in-service carrying costs and
deferred operating expenses .....................................               186,396                   --                 186,396
Phase-in deferred return and depreciation .......................                95,163                   --                  95,163
Coal contract buyout costs ......................................               138,171                138,171
Deferred demand-side management costs ...........................               134,742                   --                 134,742
Deferred merger costs ...........................................                93,999                   --                  93,999
Unamortized costs of reacquiring debt ...........................                70,518                   --                  70,518
Other ...........................................................                72,483                   --                  72,483
Investment in unconsolidated subsidiary .........................               592,660                   --                 592,660
Other ...........................................................               231,551                  7,733               239,284
                                                                            -----------            -----------            ----------
                                                                              1,992,877                  7,733             2,000,610

                                                                            $ 8,848,514            $      (267)           $8,848,247
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
                                  CINERGY CORP
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                  Pro Forma
                                                                             Actual              Adjustments              Pro Forma
                                                                                           (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual .......................           $     1,577            $      --              $     1,577
Paid-in capital ...............................................             1,590,735                   --                1,590,735
Retained earnings .............................................               992,273                 (5,374)               986,899
Cumulative foreign currency translation
adjustment ....................................................                  (131)                  --                     (131)
                                                                          -----------            -----------            -----------
Total common stock equity .....................................             2,584,454                 (5,374)             2,579,080

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
Not subject to mandatory redemption ...........................               194,232                   --                  194,232
Subject to mandatory redemption ...............................                  --                     --                     --

LONG-TERM DEBT ................................................             2,534,978                400,000              2,934,978
Total capitalization ..........................................             5,313,664                394,626              5,708,290

CURRENT LIABILITIES
Long-term debt due within one year ............................               140,000                   --                  140,000
Notes payable .................................................               713,617               (400,000)               313,617
Accounts payable ..............................................               305,420                   --                  305,420
Litigation settlement .........................................                  --                     --                     --
Accrued taxes .................................................               323,059                 (2,893)               320,166
Accrued interest ..............................................                55,590                  8,000                 63,590
Other .........................................................               114,653                   --                  114,653
                                                                            1,652,339               (394,893)             1,257,446

OTHER LIABILITIES
Deferred income taxes .........................................             1,146,263                   --                1,146,263
Unamortized investment tax credits ............................               175,935                   --                  175,935
Accrued pension and other postretirement
benefit costs .................................................               263,319                   --                  263,319
Other .........................................................               296,994                   --                  296,994
                                                                            1,882,511                   --                1,882,511

                                                                          $ 8,848,514            $      (267)           $ 8,848,247
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

                                  CINERGY CORP.
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                      Pro Forma
                                                                                    Actual           Adjustments         Pro Forma
                                                                                                (dollars in thousands)
BALANCE DECEMBER 31, 1995 ..........................................            $ 950,216             $  --              $  950,216

Net income .........................................................              334,797              (5,374)              329,423
Dividends on common stock ..........................................             (274,358)               --                (274,358)
Costs of reacquisition of preferred stock
of subsidiary ......................................................              (18,391)               --                 (18,391)
Other ..............................................................                    9                --                       9
                                                                                ---------             -------             ---------


BALANCE DECEMBER 31, 1996 ..........................................            $ 992,273             $(5,374)            $ 986,899
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                                  CINERGY CORP.

          Pro Forma Consolidated Journal Entries to Give Effect to the
                     Issuance of $400 Million of Debentures


                                      Entry No. 1

Cash and temporary cash investments                    $400,000,000
    Long-Term Debt                                                 $400,000,000

To record the issuance of $400,000,000 of debentures.

                                      Entry No. 2

Other Assets                                           $8,000,000
    Cash and temporary cash investments                               $8,000,000

To record underwriting commissions.
($400,000,000 principal amount of debentures at an assumed 2%)

                                      Entry No. 3

Interest on Long-Term Debt                             $32,000,000
    Accrued interest                                                 $32,000,000

To record interest on $400,000,000 of debentures payable at 8%.

                                      Entry No. 4

Accrued taxes                                          $11,200,000
    Income taxes                                                    $11,200,000

To record the reduction in income taxes due to increased interest on debentures. ($32,000,000 at an assumed tax rate of 35%).

                                      Entry No. 5

Notes payable                                          $400,000,000
    Cash and temporary cash investments                             $400,000,000

To record the use of proceeds from the sale of debentures as payment of short-term debt

                                      Entry No. 6

Interest on Long-Term Debt                             $266,667
    Other Assets                                                        $266,667

To record amortization of underwriting commissions.
($8,000,000 over an assumed life of 30 years.)

                                      Entry No. 7

Accrued taxes                                          $93,333
    Income taxes                                                        $93,333

To record the reduction in income taxes due to the amortization of underwriting commissions.
($266,667 at an assumed tax rate of 35%).

                                      Entry No. 8

Accrued interest                                       $24,000,000
    Other interest                                                  $24,000,000

To record the reduction in interest expense due to the $400,000,000 reduction in notes payable. ($400,000,000 at an assumed interest rate of 6%).

                                      Entry No. 9

Income taxes                                           $8,400,000
    Accrued taxes                                                    $8,400,000

To record additional income taxes due to reduction in interest expense on notes payable.
($24,000,000 at an assumed tax rate of 35%).